UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 14, 2025

Bioventus Inc.
(Exact name of registrant as specified in charter)

Delaware	001-37844	81-0980861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
4721 Emperor Boulevard, Suite 100
Durham, North Carolina 27703
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (919) 474-6700
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17     CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common Stock, $0.001 par value per share	BVS	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 14, 2025, the Board of Directors (the “Board”) of Bioventus Inc. (the “Company”) appointed Ajay Dhankhar, PhD, to the Board as a Class II director effective on November 14, 2025. Dr. Dhankhar will serve for a term ending at the 2026 annual meeting of stockholders of the Company or until his successor is duly selected and qualified.
Dr. Dhankhar, 54, has served as the Chief Corporate Development & Strategy Officer of Smith & Nephew plc (NYSE: SNN) since June 2025. Dr. Dhankhar founded Bluish Capital in July 2024, a strategy and financial advisory firm focused on deploying growth capital to support high quality, recently FDA approved assets, and served as its Managing Partner until his appointment to Smith & Nephew. From July 2022 to June 2024, Dr. Dhankhar served as a Managing Director in the Financial Advisory Healthcare Group of Lazard Ltd (NYSE: LAZ), where he was the Global Head of Medical Technology, Diagnostics and Tools. Prior to joining Lazard, Dr. Dhankhar held multiple leadership roles at the McKinsey & Company over a span of 25 years, including, most recently, Senior Partner, as well as Global Head of Strategy and M&A for Life Sciences and Global Head of Life Sciences R&D. Dr. Dhankhar has a B.S. in Physics and Computer Science from Angelo State University and a PhD in Molecular Biophysics and Biochemistry from Yale University.
The Company is party to a Stockholders Agreement (the “Stockholders Agreement”), dated as of February 16, 2021 (as amended), between the Company and certain stockholders of the Company. Pursuant to the Stockholders Agreement, Smith & Nephew, Inc. and Smith & Nephew (Europe) B.V. and their respective affiliates (the “S+N Stockholders”) may designate up to two directors to the Board, provided that they hold the minimum percentage of shares of common stock as specified in the Stockholders Agreement. Dr. Dhankhar is the S+N Stockholders’ second designee, in addition to its current designee, Philip G. Cowdy. In connection with his service as a director, Dr. Dhankhar will not receive any compensation from the Company.
Dr. Dhankhar does not have any family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to be a director or executive officer. Dr. Dhankhar does not have any direct or indirect material interest in any transaction in which the Company is a participant that is required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOVENTUS INC.

Date: November 14, 2025	By:	/s/ Anthony D’Adamio
Anthony D’Adamio Senior Vice President and General Counsel